UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (816) 421-6600

(Former name or former address, if changed since last report):  Not Applicable

Item 7. Financial Statements and Exhibits.

(a)  Exhibits

1(a) – Common Stock Underwriting Agreement between the Company and Lehman Brothers Inc., as Representative of the several underwriters

1(b) – Premium Income Equity Securities Underwriting Agreement between the Company and Lehman Brothers Inc., as Representative of the several underwriters

4 – Form of Third Supplement Indenture between the Company and J.P. Morgan Trust Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Senior Vice President, General Counsel and Corporate Secretary

Date: August 20, 2004